Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 2, 2004 between vFinance, Inc., a Delaware corporation (the "Company") and the parties whose names appear on the signature page hereof (individually, a "Holder" and collectively, the "Holders").

     This Agreement is made in connection with the acquisition by the Holders of the Company's shares of common stock, $0.01 par value (the "Common Stock") and warrants (the "Warrants") to purchase Common Stock.

     The parties hereby agree as follows:

     1. Certain Definitions.
        --------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

     (a) "Business Day" means any day, other than a Saturday, Sunday or legal holiday, on which banks in the State of Florida are open for business.

     (b) "Commission" means the Securities and Exchange Commission.

     (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     (d) "Holders" means the Holders referred to in the Preamble.

     (e) "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     (f) "Registrable Securities" means (i) the Common Stock and shares of Common Stock underlying the Warrants issued to the Holders; and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock split or stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right, whether or not such acquisition has actually been effected. Such securities will cease to be Registrable Securities when sold pursuant to Rule 144 under the Securities Act or any offering registered under the Securities Act.

     (g) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities

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Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, fees and disbursements of one counsel for all of the Holders, and any fees and disbursements of underwriters customarily paid by insurers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

     (h) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     2. Piggyback Registration Rights.
        ------------------------------

     (a) Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities other than: (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan; or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms, on each such occasion the Company will notify each Holder of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within twenty (20) days after the receipt of such notice, the Company will use its best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an "Incidental Registration").

     (b) Number of Registrations. The Company shall not be obligated to effect more than one Incidental Registration pursuant to this Agreement, except as provided in subdivision (f) hereof. Subject to subdivision (f) hereof, the Company may include in such Incidental Registration other securities of the Company for sale, for the Company's account or for the account of any other person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of the underwritten securities at a price range acceptable to the requesting Holders. Upon receipt of a written request pursuant to Section 2(a), the Company shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to participate in such request. The Company will then be obligated to include in the Incidental Registration such number of Registrable Securities of any Holder who joins such request by providing written notice to the Company within twenty (20) days of receipt of the Company's notice to such Holder.

     (c) Limitations on Piggyback Registration Rights. No Holder may exercise its registration rights under Section 2(a) hereof if such Holder could sell all

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of its Registrable Securities requested to be included in the Incidental
Registration in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     (d) Expenses. The Company shall pay all Registration Expenses incurred in connection with any Incidental Registration.

     (e) Effective Registration Statement. An Incidental Registration requested pursuant to Section 2(a) shall not be deemed to have been effected unless it has been declared effective by the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if: (i) after it has become effective with the Commission, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by any Holder.

     (f) Priority in Incidental Registration. If an Incidental Registration is an underwritten registration initiated by the Company, and the managing underwriters shall give written advice to the Company that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in such Incidental Registration, then the Company will include in such registration:

           (i) first, that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriter's Maximum Number; and

           (ii) second, that number of Registrable Securities which shall have been requested by the Holders thereof having registration rights hereunder which does not exceed the difference between the Underwriter's Maximum Number and that number of securities which the Company is entitled to include therein pursuant to clause (i) above.

     If less than all of the Registrable Securities requested to be included in any such registration by the Holders can be so included due to these priority requirements, then each requesting Holder's request shall be granted on an pro rata basis with the other requesting Holders. In addition, all Holders whose Registrable Securities were not included in the Incidental Registration as requested as a result of this Section 2(f), shall have the right to participate in one (1) additional Incidental Registration in accordance with the terms of this Agreement.

     (g) Notwithstanding anything to the contrary contained in this Section 2, the Company shall have the right to delay any registration of Registrable Securities requested pursuant to this Section 2 for up to one hundred twenty
(120) days if such registration would, in the judgment of the Company's Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders.

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     3. Registration Procedures.
        ------------------------

     (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company, as expeditiously as possible and subject to the terms and conditions of Section 2, will:

           (i) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

           (ii) permit any Holder which, in the reasonable judgment of the Holder, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

           (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective;

           (iv) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request;

           (v) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this

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           subdivision (v) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction;

           (vi) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

           (vii) in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

            (viii) immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     (b) The Company may require each Holder of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     (c) Each Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in subdivision (a)(viii) of this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by subdivision (a)(viii) of this Section 3 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that the Holder will immediately notify the Company, at any time when a

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prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in subdivision
(a)(viii) of this Section 3 shall be extended by a number of days equal to the number of days during the period from and including to the giving of notice pursuant to subdivision (a)(viii) of this Section 3 and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (a)(viii) of this Section 3.

     4. Underwritten Offerings.
        -----------------------

     (a) Underwritten Offering. In connection with any underwritten offering pursuant to a registration requested under Section 2(a), the Company will enter into an underwriting agreement with the underwriters for such offering. Each Holder shall be a party to such underwriting agreement. Each Holder whose Registrable Securities are included in such registration shall be required to make such representations or warranties to or agreements with the Company or the underwriters as are reasonable requested by the Company and such underwriters.

     (b) Selection of Underwriters. If an Incidental Registration pursuant to
Section 2(a) involves an underwritten offering, then the Company shall have sole discretion to select the underwriter.

     (c) Holdback Agreements. Each Holder agrees, if so reasonably required by the managing underwriter in a registration pursuant to Section 2, not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven (7) days prior to and the 180 days after any firm commitment underwritten registration pursuant to Section 2 has become effective (except as part of such underwritten registration) or, if the managing underwriter advises the Company that, in its opinion, no such public sale or distribution should be effected for a period of not more than 180 days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such effect to such Holders of such advice, each Holder shall not effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during such period after such underwritten registration, except as part of such underwritten registration, whether or not such Holder participates in such registration. Notwithstanding anything to the contrary contained in this Section 4(c), the obligations and restrictions of this Section 4(c) (and any agreement executed and delivered pursuant to this Section 4(c)) shall apply only to (i) one underwritten offering and (ii) one non-underwritten offering.

     5. Preparation, Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Holders of Registrable Securities to be sold under such registration statement, the underwriters, if any, and their respective

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counsel and accountants, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least five (5) Business Days prior to the filing thereof with the Commission, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     6. Indemnification and Contribution.
        ---------------------------------

     (a) Indemnification by the Company. In the event of any registration under the Securities Act pursuant to Section 2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each other person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Holders or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party.

     (b) Indemnification by the Holders. As a condition to including any Registrable Securities of any person or entity in any registration statement filed pursuant to Section 2(a) hereof, the Holders whose Registrable Securities are included in such registration statement will, and do hereby, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement

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or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such person or entity specifically for use therein; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration.

     (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this
Section 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) Indemnification Payment. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (e) Survival of Obligations. The obligations of the Company and of the Holders under this Section 6 shall survive the completion of any offering of Registrable Securities under this Agreement.

     (f) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among

                                      -8-

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other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7. Rule 144. The Company shall file, on a timely basis, any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable the Holders holding any Registrable Securities to sell such Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule hereafter adopted by the Commission. Upon the request of any such Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     8. Miscellaneous.

     (a) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

     (b) Notices. All demands, requests, notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, or by reputable overnight courier service, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

            (i) if to the Company, addressed to:

                  vFinance, Inc.
                  3010 North Military Trail, Suite 300
                  Boca Raton, Florida 33431
                  Attention:  Leonard J. Sokolow

                  with a copy to:

                  Edwards & Angell, LLP
                  350 East Las Olas Blvd.
                  Suite 1150
                  Fort Lauderdale, FL 33301-4215
                  Attention: Leslie J. Croland, P.A.

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            (ii)  if to the Holders, to their addresses set forth on Schedule 1 attached hereto


Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

     (c) Severability. If any one or more of the provisions of this Agreement should be ruled wholly or partially invalid or unenforceable by a court or other governmental body of competent jurisdiction, then: (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties intent as manifested herein; and
(iv) if the ruling and/or controlling principle of law or equity leading to the ruling is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Florida, without regard to conflicts of law principles thereof. Each of the parties to this Agreement hereby (i) consents to submit itself to the exclusive personal jurisdiction of any Florida state court or any federal court located in the State of Florida in Broward County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction or object to such venue by motion or other request for leave from any such court.

     (e) Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and those Holders holding a majority of Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by

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this Section 9(e), whether or not any such Registrable Securities shall have been marked to indicate such consent.

     (g) No Assignability. This Agreement and all of the provisions hereof shall not be assigned by any Holder to any purchaser, transferee or assignee of any Registrable Security.

     (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                VFINANCE, INC.


                                By: /s/ Leonard J. Sokolow
                                    --------------------------------------------
                                   Name:  Leonard J. Sokolow
                                   Title:  Chief Executive Officer and President


                                THE HOLDERS:

                                GLOBAL PARTNERS SECURITIES, INC.


                                By: /s/ Marcos Konig
                                    --------------------------------------------
                                   Name: Marcos Konig
                                   Title: President


                                LEVEL2.COM, INC.


                                By: /s/ Marcos Konig
                                    --------------------------------------------
                                   Name: Marcos Konig
                                   Title: President


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                                   Schedule 1
                                   ----------

                       Names and Addresses of each Holder
                       ----------------------------------


Global Partners Securities, Inc.
1909 Tyler Street - PH
Hollywood, FL 33020

Level2.com, Inc.
1909 Tyler Street - PH
Hollywood, FL 33020